                                                                     Exhibit 8.1




                                                                October 24, 2003


AMR Corporation
American Airlines, Inc.
4333 Amon Carter Blvd.
Fort Worth, TX  76155


                      Registration Statement on Form S-3 of
                   AMR Corporation and American Airlines, Inc.

         Ladies and Gentlemen:

                  We have acted as special counsel to AMR Corporation, a Delaware corporation (the "Company"), and to American Airlines, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Guarantor"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-3 of the Company and the Guarantor (the "Registration Statement") relating to the resale by certain selling securityholders of (a) up to $300,000,000 aggregate principal amount of the Company's 4.25% Senior Convertible Notes due 2023 (the "Notes") and (b) such indeterminate number of shares of the Company's common stock, par value $1.00 per share (the "Shares"), as may be issuable upon conversion of the Notes. The Notes were issued under an indenture dated as of September 23, 2003 (the "Indenture"), among the Company, the Guarantor and Wilmington Trust Company, as trustee (the "Trustee"). The obligations of the Company under the Notes are guaranteed pursuant to the Guarantee, dated as of September 23, 2003, of the Guarantor in favor of the Trustee (the "Guarantee").

                  In connection with this opinion, we have examined the form of the Notes, the Indenture, the Guarantee and a form of the share certificate for the Shares. We also have examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantor, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements

AMR Corporation                                                 October 24, 2003
American Airlines, Inc.


         made in the certificates of officers of the Company and the Guarantor delivered to us, and certificates and other statements or information of or from public officials and officers and representatives of the Company and the Guarantor.

                  Based on and subject to the foregoing and subject to the further assumptions and qualifications set forth below, we are of the opinion that the statements in the prospectus under the heading "Certain United States Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal income tax laws referred to therein, accurately summarize in all material respects the United States federal income tax laws referred to therein.

                  Our opinion expressed above is limited to the federal income tax laws of the United States of America. This opinion letter is limited to the matters stated, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof and we assume no responsibility to advise you of changes in law, facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter or modify the opinion expressed herein.

                  We hereby consent to the use of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our name under the caption "Legal Opinion" in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Debevoise & Plimpton


                                       2